UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

HMN FINANCIAL INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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1016 Civic Center Drive N.W.

Rochester, Minnesota 55901

(507) 535-1200

March 21, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders to be held at the Rochester Golf and Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota, on Tuesday, April 25, 2017, at 10:00 a.m., local time.

The corporate secretary’s notice of annual meeting and the proxy statement that follow describe the matters to come before the meeting. During the meeting, we also will review the activities of the past year and items of general interest about our company.

We hope that you will be able to attend the meeting in person, and we look forward to seeing you. Please vote your proxy through the Internet, by telephone or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the annual meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Hugh C. Smith
Chairman of the Board of Directors

VOTING METHODS

The accompanying proxy statement describes important issues affecting HMN Financial, Inc. If you were a stockholder of record at the close of business on March 1, 2017, you have the right to vote your shares through the Internet, by telephone or by mail. You also may revoke your proxy any time before the annual meeting. Please help us save time and administrative costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.            BY INTERNET

a.             Go to the web site at http://www.proxypush.com/hmnf, 24 hours a day, seven days a week, until 11:59 p.m. central time on April 24, 2017.

b.             Please have your proxy card and the last four digits of your social security number or tax identification number and create an electronic ballot.

c.             Follow the simple instructions provided.

2.            BY TELEPHONE

a.             On a touch-tone telephone, call toll free 1-866-883-3382, 24 hours a day, seven days a week, until 11:59 p.m. central time on April 24, 2017.

b.             Please have your proxy card and the last four digits of your social security number or tax identification number.

c.             Follow the simple instructions provided.

3.            BY MAIL (if you vote by telephone or Internet, please do not mail your proxy card)

a.             Mark, sign and date your proxy card.

b.             Return it in the enclosed postage paid envelope.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to Be Held on April 25, 2017:

The Proxy Statement and Annual Report to Stockholders are available at

http://www.rdgir.com/hmn-financial-inc

Your vote is important. Thank you for voting.

HMN FINANCIAL, INC.

Notice of Annual Meeting of Stockholders

to be held on

April 25, 2017

Notice is hereby given that the annual meeting of stockholders of HMN Financial, Inc. will be held at the Rochester Golf and Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota, at 10:00 a.m., local time, on April 25, 2017.

A proxy card and a proxy statement for the meeting are enclosed.

The meeting is for the purpose of considering and acting upon:

1.	election of three directors to serve until the conclusion of the third succeeding annual meeting of stockholders or until their successors have been duly elected and qualified;

2.	an advisory (non-binding) vote for the approval of the compensation of executives, as disclosed in this proxy statement;

3.	approval of the HMN Financial, Inc. 2017 Equity Incentive Plan;

4.	ratification of the appointment of CliftonLarsonAllen LLP as our independent registered public accounting firm for 2017; and

such other matters as may properly come before the meeting, or any adjournments or postponements thereof. As of the date of this notice, the board of directors is not aware of any other business to come before the meeting.

Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on March 1, 2017, are the stockholders entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements thereof.

A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, between 9:00 a.m. and 4:30 p.m. central time, Monday through Friday, at HMN Financial, Inc., 1016 Civic Center Drive N.W., Rochester, Minnesota for a period of ten days prior to the meeting.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please vote your proxy by telephone or through the Internet, in accordance with the voting instructions set forth on the enclosed proxy card, or mark, date and sign the enclosed proxy card and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy or voting your proxy by telephone or through the Internet will not affect your right to vote in person if you attend the meeting and revoke the proxy.

HMN FINANCIAL, INC. BY ORDER OF THE BOARD OF DIRECTORS

Cindy K. Hamlin
Secretary

Rochester, Minnesota

March 21, 2017

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of HMN Financial, Inc. of proxies to be used at the annual meeting of stockholders, which will be held at the Rochester Golf and Country Club, located at 3100 W. Country Club Road, Rochester, Minnesota, on April 25, 2017, at 10:00 a.m., local time, and any adjournments or postponements of the meeting. The accompanying notice of annual meeting and this proxy statement are expected to be mailed to stockholders on or about March 21, 2017.

Certain information provided herein relates to Home Federal Savings Bank, a wholly owned subsidiary of our company referred to as “the bank.”

The board of directors requests that you vote on the proposals described in this proxy statement. You are invited to attend the meeting, but you do not need to attend the meeting to cast your vote.

What is the purpose of the annual meeting?

At the annual meeting, we will ask our stockholders to vote on four matters:

1.	to elect three members of our board of directors, to serve until the conclusion of the third succeeding annual meeting of stockholders or until their successors have been duly elected and qualified;

2.	an advisory (non-binding) vote for the approval of the compensation of executives, as disclosed in this proxy statement;

3.	to approve the HMN Financial, Inc. 2017 Equity Incentive Plan;

4.	to ratify the appointment of CliftonLarsonAllen LLP as our independent registered public accounting firm for 2017; and

to transact any other business that may properly be brought before the meeting. Following the formal portion of the meeting, our management will report on our performance and answer questions from our stockholders.

Who is entitled to vote on the proposals to be considered at the meeting and described in this proxy statement?

Common stock is our only authorized and outstanding security entitled to vote on the proposals described in this proxy statement at the annual meeting. In this proxy statement, when we refer to “stockholder,” we are referring to our common stockholders, unless stated otherwise herein. Holders of record of our common stock as of the close of business on March 1, 2017, the record date, will be entitled to one vote for each share of common stock then held. As of March 1, 2017, we had 4,495,258 shares of common stock issued and outstanding. The number of issued and outstanding shares excludes shares held in our treasury.

Who is entitled to attend the meeting?

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. If you plan to attend the meeting, please note that you will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices are not permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence, in person or by proxy, of one third of the outstanding shares of common stock entitled to vote constitutes a quorum for purposes of the meeting. Abstentions and votes withheld will be counted for the purpose of determining the presence of a quorum.

How do I vote?

If you are a registered stockholder, proxies in the accompanying form that are properly signed and duly returned to us, voted by telephone or through the Internet in accordance with the voting instructions set forth below, and not revoked, will be voted in the manner specified. We encourage you to vote by telephone or on the Internet, if possible, to reduce the costs of tabulating the vote.

To vote by Internet:

a.	Go to the web site at http://www.proxypush.com/hmnf.

b.	Please have your proxy card and the last four digits of your social security number or tax identification number and create an electronic ballot.

c.	Follow the simple instructions provided.

To vote by telephone:

a.	Call toll free 1-866-883-3382.

b.	Please have your proxy card and the last four digits of your social security number or tax identification number.

c.	Follow the simple instructions provided.

To vote by mail:

a.	Mark, sign and date your proxy card.

b.	Return it in the enclosed postage paid envelope.

If you are a registered stockholder and attend the annual meeting, you may deliver your proxy in person.

If you hold your shares in “street name”, meaning you hold them through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on your bank’s or broker’s voting procedures. Please follow the directions that your bank or broker provides.

All shares of our common stock represented at the meeting by properly executed proxies, duly delivered to our corporate secretary prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions specified on the proxies.

What happens if I return my executed proxy without voting instructions?

If no instructions are indicated, properly executed proxies will be voted as follows:

•	for the election of the three nominated directors;

•	for the advisory (non-binding) vote to approve the compensation of executives, as disclosed in this proxy statement;

•	for the approval of the HMN Financial, Inc. 2017 Equity Incentive Plan; and

•	for the ratification of CliftonLarsonAllen LLP as our independent registered public accounting firm for 2017.

As of the date of this proxy statement, the board does not know of any matters, other than those described in the notice of annual meeting and this proxy statement, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have, to the extent permitted by law, the discretion to vote on those matters in accordance with their best judgment.

May I revoke my proxy or change my vote?

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by filing with our corporate secretary, at or before the meeting, a written notice of revocation bearing a later date than the date on the proxy. A vote may be changed by duly executing a proxy dated a later date than the earlier proxy and relating to the same shares and delivering it to our corporate secretary at or before the meeting. Attendance at the meeting will not by itself revoke a previously granted proxy.

What is the recommendation of the board of directors on voting my shares?

Our board of directors recommends a vote as follows:

•	for the election of the three nominated directors;

•	for the advisory (non-binding) vote to approve the compensation of executives, as disclosed in this proxy statement;

•	for the approval of the HMN Financial, Inc. 2017 Equity Incentive Plan; and

•	for the ratification of CliftonLarsonAllen LLP as our independent registered public accounting firm for 2017.

If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

What vote is required to approve each item?

If there is a quorum at the annual meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

•	Election of Directors (Proposal 1). Directors are elected by a plurality of the votes cast at the meeting, therefore, the three director nominees who receive the greatest number of votes cast by the common stockholders will be elected. For this purpose, a vote against one or more director nominees or a properly executed proxy marked abstain with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will have no effect on the outcome of the vote on the election of directors.

•	Advisory Vote on Approval of Executive Compensation (Proposal 2). We will consider the stockholders to have approved the compensation of our executive officers, on an advisory, non-binding basis, if this proposal receives the affirmative vote of holders of at least a majority of the common stock for which votes are cast at the annual meeting. The advisory vote to approve the compensation of our executive officers is not binding on the board, but the compensation committee of the board will consider the vote of the stockholders when considering future executive compensation arrangements. A properly executed proxy marked abstain or a broker non-vote (discussed in more detail below) with respect to this proposal will not impact the outcome of this vote.

•	Approval of the HMN Financial, Inc. 2017 Equity Incentive Plan (Proposal 3). The affirmative vote of holders of at least the majority of the common stock for which votes are cast at the annual meeting is required to approve the HMN Financial, Inc. 2017 Equity Incentive Plan. A properly executed proxy marked abstain or a broker non-vote with respect to this proposal will not impact the outcome of this vote.

•	Ratification of Independent Registered Public Accounting Firm (Proposal 4). The affirmative vote of holders of at least the majority of the common stock for which votes are cast at the annual meeting is required for ratification of the appointment of CliftonLarsonAllen LLP as our independent registered public accounting firm for 2017. A properly executed proxy marked abstain or a broker non-vote with respect to this proposal will not impact the outcome of this vote.

Generally, for all other items that properly come before the meeting, the affirmative vote of a majority of the common stock for which votes are cast at the annual meeting is required for approval. A properly executed proxy marked abstain or a broker non-vote with respect to any such item will not impact the outcome of this vote.

What is the effect of abstentions and broker non-votes?

If stockholders indicate on their proxy that they wish to abstain from voting on a particular proposal, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the meeting for purposes of determining a quorum, but are not considered present or votes cast for purposes of calculating the vote with respect to that proposal. A proxy marked abstain on Proposal 1, Proposal 2, Proposal 3 or Proposal 4 will not impact the outcome of those proposals.

Although our shares of common stock are traded on the NASDAQ Global Market, we are subject to certain rules and regulations of the New York Stock Exchange, including those relating to the ability of brokers to vote on certain matters. If a stockholder does not give a broker holding the stockholder’s shares instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters that are not contested. For purposes of this proxy statement, the only “routine” matter is the ratification of CliftonLarsonAllen LLP as our independent registered public accounting firm. Brokers cannot vote on their customers’ behalf on “non-routine” proposals. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present or a vote cast for purposes of calculating the vote with respect to that proposal. Therefore, broker non-votes will have no effect on any of the proposals to be voted upon by the stockholders.

May the meeting be adjourned?

If a quorum is not present at the meeting, the chairman of the meeting, or the stockholders present, by vote of a majority of the shares entitled to vote by stockholders that are present in person or represented by proxy, may adjourn the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, our directors and officers, as well as employees of the bank, may solicit proxies personally or by telephone without additional compensation.

How may I obtain additional copies of the annual report?

Our 2016 annual report, including financial statements, is enclosed. The annual report is also available online at www.hmnf.com or www.rdgir.com/hmn-financial-inc. For additional printed copies, which are available without charge, please request copies in writing to 1016 Civic Center Drive N.W., Rochester, Minnesota 55901, Attention: Corporate Secretary.

What is the deadline for submitting a stockholder proposal for the 2018 annual meeting?

We must receive stockholder proposals intended to be presented at the 2018 annual meeting of stockholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than November 21, 2017. The inclusion of any stockholder proposals in the proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-8. We must receive any other stockholder proposals (including director nominations) intended to be presented at the 2018 annual meeting of stockholders in writing at our principal executive office no later than 90 days in advance of the meeting (or if we do not publicly announce our annual meeting date 100 days in advance of the meeting date, by the close of business on the 10th day following the day on which notice of the meeting is mailed to stockholders or publicly made). We currently anticipate that our 2018 annual meeting of stockholders will be held on or about April 24, 2018; therefore, we must receive notice of any business to be brought before that meeting by January 24, 2018. Written copies of all stockholder proposals should be sent to our principal executive offices at 1016 Civic Center Drive N.W., Rochester, Minnesota 55901, Attention: Corporate Secretary.

What does it mean if I receive more than one proxy card or instruction form?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone, or sign and return by mail all proxy cards. We encourage you to register all of your shares in the same name and address by contacting our transfer agent, Wells Fargo Shareowner Services, at 1-800-401-1957. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.

I share an address with another stockholder, how can I change the number of copies of the proxy statement that we receive?

Generally, we are sending only one copy of the proxy materials to eligible stockholders who share a single address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. We will promptly deliver a separate copy of proxy materials to any stockholder who requests one by contacting our corporate secretary by telephone at (507) 535-1205, or by mail to our principal executive offices at 1016 Civic Center Drive N.W., Rochester, Minnesota 55901, Attention: Corporate Secretary. If you are a registered stockholder residing at an address with another registered stockholder and you wish to receive a separate proxy in the future, or if the registered stockholders at that address currently are receiving multiple copies of the proxy materials and you wish to receive a single copy, you may contact our corporate secretary at the telephone number or address set forth above. If you are a stockholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often identified by such forward-looking terminology as “expect,” “intend,” “look,” “believe,” “anticipate,” “estimate,” “project,” “seek,” “may,” “will,” “would,” “could,” “should,” “trend,” “target,” and “goal” or similar statements or variations of such terms and include, but are not limited to, those relating to our expectations for core capital and our strategies and potential strategies for improvement thereof; our possible future business and financing needs; and any other statements, projections or assumptions that are not historical facts. Factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. For additional discussion of the risks and uncertainties applicable to us, see the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016.

PROPOSAL 1 – ELECTION OF DIRECTORS

Background

Our certificate of incorporation, as amended, provides that the board of directors shall fix the number of directors from time to time. The size of the board has been set at nine members, subject to the power of the board to change the size of the board at any time. Proxies solicited by this proxy statement relate solely to nominees to our board for election by holders of our common stock and cannot be voted for more persons than the three nominees named below.

The board members to be elected by the holders of common stock are divided into three classes. The terms of three members of the board, Mr. Berning, Mr. Nigon and Dr. Simmons, will expire at the conclusion of the meeting.  The board has nominated Mr. Berning, Mr. Nigon and Dr. Simmons, all of whom are current members of the board of directors, whose current terms will expire at the conclusion of the meeting, for election as directors to serve terms to expire at the conclusion of the third succeeding annual meeting of stockholders after their election, with each to hold office following each nominee’s election and qualification until his or her successor has duly been elected and qualified. It is intended that the proxies solicited on behalf of the board (other than proxies reflecting votes against or abstentions as to one or more nominees) will be voted at the meeting for the election of the nominees identified in this paragraph. If any nominee is unable to serve, the shares of common stock represented by all of these proxies will be voted for the election of a substitute as the board may recommend.

The board knows of no reason why any of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was selected.

Selection of Director Nominees

Director Qualifications. The board, acting through the governance and nominating committee, is responsible for selecting director nominees. The board and the governance and nominating committee believe that the board as a whole and its members individually should possess a combination of skills, professional experience, and business judgment necessary to oversee our company’s current and future operations and represent stockholders’ interests. The attributes that the board believes every director nominee should possess include:

•	notable or significant business or public service achievement and experience;

•	familiarity with, knowledge of, or experience in, the commercial banking industry;

•	familiarity with, knowledge of, or experience in, managing risk;

•	the highest character and integrity;

•	knowledge and understanding of the business and social environment in the primary geographical areas in which we operate;

•	an understanding of their obligation to represent the interests of all shareholders;

•	freedom from conflicts of interest that would interfere with their ability to discharge their duties or that would violate any applicable laws or regulations;

•	capability of working in a collegial manner with persons of diverse educational, business and cultural backgrounds; and

•	ability to devote the necessary time to discharge their duties, taking into account memberships on other boards and other responsibilities.

Procedures Regarding Director Candidates Recommended by Stockholders. As set forth in its charter, the governance and nominating committee will consider director candidates recommended by stockholders if the recommended director candidate would be eligible to serve as a director under our by-laws. Our by-laws require that directors have their primary domicile in a county where the bank has a full service branch. This requirement may be waived by a majority of the board so long as a majority of the directors currently serving on the board have their primary domicile in a county where the bank has a full service branch. Our by-laws also require that each director must receive (or have been deemed to receive) any approval, waiver or non-objection required by the company’s and the bank’s federal regulators. This qualification requirement may be waived by a majority of the board in its sole discretion.

In order to be considered by the governance and nominating committee, a stockholder recommendation of a director candidate must set forth all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the potential director’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

The governance and nominating committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. This consideration will include an assessment of each candidate’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the board. Each candidate will be evaluated in the context of the board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interest through the exercise of sound judgment based on a diversity of experience.

Rather than recommending director candidates to the governance and nominating committee, stockholders may directly nominate a person for election to the board by complying with the procedures set forth in our by-laws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws. For more information regarding the submission of stockholder nominations of director candidates, please refer to the section entitled “Stockholder Proposals,” as well as the Q&A appearing at the beginning of this proxy statement.

Board Diversity. Neither the governance and nominating committee nor the board has a formal policy with regard to the consideration of diversity in identifying director nominees. However, the governance and nominating committee considers diversity on the board in evaluating potential director nominees and believes that diverse perspectives are represented on the board, within the constraints of our by-law requirement that generally directors must have their primary domicile in a county where the bank has a full service branch.

Board of Directors

The following table sets forth certain information regarding each director or director nominee:

Name	Age	Position	Director Since

Nominated for Election:
Allen J. Berning	62	Director	2011
Patricia S. Simmons	65	Director	2015
Bernard R. Nigon	68	Director	2011

Term expiring in 2017:
Allen J. Berning	62	Director	2011
Patricia S. Simmons	65	Director	2015
Bernard R. Nigon	68	Director	2011

Term expiring in 2018:
Bradley C. Krehbiel	58	President and Director of the company and the bank	2009
Hugh C. Smith	77	Chairman and Director	2009
Mark E. Utz	56	Director	2012

Term expiring in 2019:
Michael A. Bue	71	Director	2016
Wendy S. Shannon	63	Director	2013
Hans K. Zietlow	56	Director	2016

Allen J. Berning has been a director of the company since 2011. Mr. Berning is currently CEO of Ambient Clinical Analytics, which offers a suite of analytics based clinical decision support products. From 2012 to 2014, Mr. Berning worked as an independent consultant in the medical technology and electronics industries. From 2007 until 2012, Mr. Berning was the Chief Executive Officer of Hardcore Computer, Inc., a computer design and manufacturing company. Prior to joining Hardcore Computer in 2007, Mr. Berning served as Chairman and Chief Executive Officer of Pemstar, Inc., an engineering and medical device manufacturing company, since founding the company in 1994. Prior to 1994, he held various engineering and management positions throughout his 15 year career with IBM.

Mr. Berning, having founded Pemstar and serving as its Chief Executive Officer for 13 years, then serving as the Chief Executive Officer of Hardcore Computer for over 4 years, and now serving as CEO of Ambient Clinical Analytics, brings extensive experience and perspective to our board, assisting it in assessing risk, evaluating opportunities and identifying resources essential to our success. Mr. Berning has resided in the Rochester, Minnesota area for more than 30 years, providing him with an understanding and appreciation for the business and social atmosphere of the bank’s largest market.

Michael A. Bue has been a director of the company since 2016. Mr. Bue is currently retired. Mr. Bue most recently served in a consulting capacity to a variety of community banks. Prior to that, Mr. Bue was the President and Chief Executive Officer of Security State Bank of Lewiston, a commercial bank in Lewiston, Minnesota from 2008 until 2011. In addition, Mr. Bue served as a Market President and then the Senior Vice President and Corporate Director of Business Banking for First Federal Capital Bank from 2002 to 2004, was the President and Chief Executive Officer of Marquette Bank Rochester, a commercial bank, from 1995 to 2002, and was the President and Chief Executive Officer of St. Cloud National Bank and Trust Co, St. Cloud, Minnesota, from 1985 to 1995. Mr. Bue previously served as a member of the Board of Directors of the Rochester Area Community Foundation, the Rochester Area Chamber of Commerce, the Gamehaven Council of the Boy Scouts of America and Rochester Economic Development Inc.

Mr. Bue has over 40 years of practice in the financial service industry. He will bring extensive experience in executive bank management and credit administration to the board. In addition, Mr. Bue’s many years in a variety of community bank settings gives him a unique understanding and perspective of community banking for the board and the company. Mr. Bue has been an active leader in the Rochester, Minnesota community and brings to the board a strong appreciation of that community’s strengths, its leaders, and the opportunities the market provides for the company.

Bradley C. Krehbiel has been a director of the company since 2009, President of the company since 2010 and the President of the bank since 2009.  He has also served as the Chief Executive Officer of the bank and the company since 2012. Prior to that, he had been the Executive Vice President of the bank since 2004. Mr. Krehbiel joined the bank as Vice President of Business Banking in 1998. Prior to his employment at the bank, Mr. Krehbiel held several positions in the financial services industry. Mr. Krehbiel is also currently a member of the Board of Directors of the Rochester Symphony Orchestra & Chorale.

Mr. Krehbiel brings to our board the financial services industry insights and perspectives gained through his extensive financial services industry experience. In addition, as an executive of our banking subsidiary for over sixteen years, Mr. Krehbiel contributes a unique understanding of, and perspective on, our banking operations to our board.

 Bernard R. Nigon has been a director of the company since 2011.  From 1985 until his retirement in 2010, he was an audit partner with RSM US LLP (formerly McGladrey & Pullen, LLP). He began his career with McGladrey & Pullen, LLP in 1975. He is an inactive Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants. Mr. Nigon is also currently a member of the board of directors of the History Center of Olmsted County.

Mr. Nigon has extensive accounting and financial reporting experience, having practiced with a national accounting firm and examined the financial records of both public and private companies for over 35 years. His experience and expertise assists the board in understanding and addressing complex accounting and financial reporting issues.

Wendy S. Shannon has been a director of the company since 2013.  Dr. Shannon is the chair of the Rochester Education Department at Winona State University and the Director of the Graduate Induction Program of Rochester Public Schools. She has been an assistant professor of education at Winona State University since August 2012. She is the former Superintendent of the Byron School District, a position she held from 1999 to 2012. Prior to 1999, Dr. Shannon served as the Executive Director of the Zumbro Education District; Management Development Specialist, Minnesota Department of Transportation; Facilitator for Minnesota Educational Effectiveness Program, Director Principal Leadership Program; and a secondary education teacher. Dr. Shannon is a member and Chair of the Board of Directors of the Rochester Area Foundation, former member of the Board of Trustees of Olmsted Medical Center, member and former Chair of the United Way of Olmsted County, Chair of the Chancellor’s Advisory and Advocacy Committee, University of Minnesota, Rochester, and a member of the Board of Directors of the Poverello Foundation.

Dr. Shannon has 40 years of extensive experience as a leader in nonprofit, government and education settings in the Rochester area. She has management, process, strategic planning and human resource skills that contribute to strengthening organizations and the community.

Patricia S. Simmons has been a director of the company since 2015.  Dr. Simmons was a member of the Mayo Clinic medical staff from 1983 until her retirement in 2014.  During the course of her tenure at Mayo Clinic she served in numerous capacities, including as Professor of Pediatric and Adolescent Medicine, Chair-Division of Pediatric and Adolescent Gynecology, Chair of the Board – Mayo Medical Ventures, Member – Mayo Clinic Board of Governors, Mayo Clinic Executive Committee, and Mayo Clinic Board of Trustees, as well as other executive and administrative positions.  Dr. Simmons has been twice elected to the University of Minnesota Board of Regents by a unanimous vote of the Joint Legislative Sessions of the Minnesota House and Senate, and was elected for a third term in 2015.  She chaired the University Board of Regents upon election by her peers.  Dr. Simmons currently serves on the Boards of the Hill Museum and Manuscript Library of Saint John’s University, Catalyst of the Bill and Penny George Family Foundation, Minnesota Public Radio, American Public Media, and the Guthrie Theater.  She has recently participated as a member of the board of a number of business organizations, including the Minnesota Chamber of Commerce, the Minnesota Business Partnership, and Greater MSP.

Dr. Simmons brings extensive executive and administrative skills to the board of the company, having served in various capacities in business, not-for-profit, educational, and professional society boards.  Her commitment to the development of southeastern Minnesota and Rochester was most recently demonstrated by her activities as President and Chair of the Economic Development Agency of the Destination Medical Center initiative.  Dr. Simmons brings to the board extensive experience in governance and a broad understanding of the assessment of risk and approaches to mitigate risk in a wide range of endeavors.  Dr. Simmons has been an active leader in the Rochester community as well as the State of Minnesota, and brings an appreciation of that community’s strengths to the board.

Hugh C. Smith has been a director of the company since 2009.  Dr. Smith was a member of the Mayo Clinic medical staff from 1972 until his retirement in 2007. During this time he served in various capacities, including as Professor of Medicine, Mayo Clinic College of Medicine, a medical school, and Chair, Cardiovascular Division at Mayo Clinic, a full-service, not-for-profit medical practice. Dr. Smith also served as Chief Executive Officer and Chair of the Finance Committee, Mayo Clinic-Rochester, from 1999 through 2006; Vice President, Mayo Foundation, 2002 through 2006; and Chair, Rochester Board of Governors, Mayo Clinic, 1999 through 2006. Dr. Smith served eight years as a member of the Board of Directors of Dartmouth Hitchcock Medical Center, and is a member of the Board of Directors, chair of the Governance Committee and member of the Human Resources/Compensation and Audit Committees of Blue Cross Blue Shield Minnesota. He completed his terms as a member of the Board of Directors of Hormel Foods Corporation in November 2011 and as a member of the Board of Directors and Chair of the Rochester Area Foundation in 2016. Dr. Smith joined the Chancellor’s Advisory and Advocacy Committee, University of Minnesota, Rochester in 2013.

Dr. Smith brings extensive executive management experience to our board, having served as a Chief Executive Officer directing more than 2,000 physicians and scientists and over 35,000 employees. Based on his service on public company and non-profit boards of directors, Dr. Smith also brings to our board his extensive understanding of corporate governance and significant experience in risk oversight. Dr. Smith is active in the Rochester, Minnesota community and brings to our board a strong understanding of that community, its leaders, its financial services needs and its exposure to economic risks.

Mark E. Utz has been a director of the company since 2012.  Since 1991, Mr. Utz has been an attorney at Wendland Utz, Ltd. (“Wendland Utz”) where he advises clients on business, real estate and estate planning matters. Mr. Utz is the President and a shareholder of Wendland Utz. Prior to 1991, he was an attorney in the tax department at Arthur Andersen in Chicago. He is a Board Certified Real Property Law Specialist, which is a certification issued by the Minnesota State Bar Association. Mr. Utz is a member of the Board of Directors of the Rochester Area Foundation, Rochester Area Economic Development, Inc. (Past Chair), the Greater Rochester Advocates for Universities and Colleges (Current Chair), the Minnesota Zoo, the Chancellor’s Advisory and Advocacy Committee, University of Minnesota Rochester and serves as the Chair of the Rochester Area Chamber of Commerce Government Forums Committee. Mr. Utz is a past member of the Board of Directors of the Rochester Public Utilities, the Rochester Area Chamber of Commerce, the Rochester Area Builders Association (Past Governmental Affairs Chair), the Ronald McDonald House of Rochester (Past President), and the Estate Planning Council of Rochester, Minnesota (Past Chair).

Mr. Utz has extensive experience in counseling clients on a number of legal issues, including those related to corporate and real estate matters through his practice as an attorney for over 25 years. His experience and expertise assists the board in understanding and addressing corporate law and corporate governance issues that impact us. Mr. Utz is active in the Rochester, Minnesota community and brings to our board a strong understanding of that community, its leaders, its financial services needs and its exposure to economic risks.

Hans K. Zietlow has been a director of the company since 2016. Mr. Zietlow is the Director of Real Estate for Kwik Trip, Inc. retail convenience stores, which consists of over 510 sites in Minnesota, Wisconsin, and Iowa. In that role, Mr. Zietlow has overseen the development of all Kwik Trip real estate since 2002. Since 2003, Mr. Zietlow has been the Director of Development for 3 Northwest Investments, a real estate development firm. Mr. Zietlow has been in sales for Northwest Realty, Inc., a real estate brokerage, since 2004. Mr. Zietlow is currently a director and trustee of the Wartburg Project.

Mr. Zietlow has 17 years of senior executive experience in the evaluation, execution and acquisition of commercial real estate development and growth strategies. Mr. Zietlow will bring to our board a keen industry knowledge of intrastate and interstate business, operations, and collaboration with multiple local governmental tribunals as well as an understanding of successful real estate growth strategies.

The board recommends that stockholders vote for the election of the three candidates nominated for election as indicated above.

PROPOSAL 2 – ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, stockholders are being given the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executives, as disclosed in this proxy statement, including the information presented under the heading “2016 Executive Compensation.”

This is an advisory vote only, and neither the company nor our board of directors will be bound to take action based upon the outcome. While the vote is advisory, the compensation committee will consider the vote of the stockholders when considering future executive compensation arrangements.

We are presenting this proposal, which gives you as a stockholder the opportunity to vote to approve our executive officer compensation as disclosed in this proxy statement by voting for or against the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in the proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2016 Summary Compensation Table and the other compensation tables and narrative disclosure.”

The board recommends that stockholders vote for the approval of the compensation awarded to the executives, as disclosed in this proxy statement.

We currently hold our say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2019.

PROPOSAL 3 – APPROVAL OF THE HMN FINANCIAL, INC. 2017 EQUITY INCENTIVE PLAN

Introduction

On February 28, 2017, our board of directors, at the recommendation of our Compensation Committee (the “Committee”), approved the HMN Financial, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), subject to approval by our stockholders at our 2017 annual meeting.  The 2017 Plan will become effective on the date it is approved by our stockholders, and will replace the Company’s existing 2009 Equity Incentive Plan (the “2009 Plan”), which is the only plan under which equity awards are currently being granted.

After the 2017 Plan becomes effective upon approval by our stockholders, no new awards will be made under the 2009 Plan.  The number of shares of our common stock that may be the subject of awards and issued under the 2017 Plan is 375,000, plus any shares remaining available for future grants under the 2009 Plan on the effective date of the 2017 Plan.  Awards outstanding under the 2009 Plan as of the date the 2017 Plan becomes effective will continue to be subject to the terms of the 2009 Plan, but if those awards subsequently expire, are forfeited or canceled or are settled in cash, the shares subject to those awards will become available for awards under the 2017 Plan.

As of December 31, 2016, a total of 69,825 shares were subject to outstanding awards under the 2009 Plan, of which 49,229 shares were subject to outstanding stock options with a weighted average exercise price of $9.25 per share and a weighted average remaining contractual term of 7.1 years, and 20,596 shares were subject to unvested restricted stock awards.  As of the same date, 54,876 shares were available for future awards under the 2009 Plan.  We do not expect these numbers to change in any significant manner before the date of our 2017 annual meeting.

Stockholder Approval and Board of Directors Recommendation

Stockholder approval of the 2017 Plan is being sought in order to satisfy the stockholder approval requirements of (i) the NASDAQ Stock Market, (ii) Section 162(m) of the Internal Revenue Code (“Code”) in order to permit compensation provided under the 2017 Plan to qualify as performance-based compensation under that Section of the Code, and (iii) Code Section 422 to enable options granted under the 2017 Plan to qualify as incentive stock options under that section of the Code.

Our board of directors recommends that our stockholders vote FOR the 2017 Plan because it includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, and will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees.  Unless a contrary choice is specified, proxies solicited by the board of directors will be voted FOR approval of the 2017 Plan.  If the 2017 Plan is not approved by our stockholders, the 2009 Plan in its current form will remain in effect, and we will remain subject to its existing share reserve.

Factors Considered in Setting Size of Requested Share Reserve

In setting the proposed number of shares reserved and issuable under the 2017 Plan, the Committee and our board of directors considered a number of factors, including the following:

●	The Company’s three-year average burn rate. Our three-year average “burn rate” was 0.8% for fiscal years 2014 through 2016. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percent of our basic weighted average common shares outstanding for that year. We believe our historical burn rate is reasonable for a company of our size in our industry.

●	Estimated duration of shares available for issuance under the 2017 Plan. Based on the 375,000 shares to be reserved under the 2017 Plan, an estimated carryover of 54,876 unused shares from the 2009 Plan, and our three-year average burn rate as described above, we expect that the requested share reserve will cover awards for approximately nine to ten years, which is comparable to the eight year intervals at which we have sought stockholder approval of our equity incentive plans in the past.

●	Expected dilution. As of December 31, 2016, our existing voting power dilution under the 2009 Plan and all predecessor equity incentive plans (collectively, the “Prior Plans”) was 2.7%. We define existing voting power dilution as the sum of (i) the total number of shares of our common stock subject to outstanding awards under the Prior Plans and (ii) the total number of shares available for future grants under the 2009 Plan, divided by the fully diluted number of common shares outstanding. Our projected voting power dilution as of that same date would be 10.0% based on including the 375,000 shares to be included in the 2017 Plan share reserve in the formula. In light of the expected duration of 2017 Plan’s share reserve, we believe that the expected dilution that will result from the 2017 Plan is reasonable for a company of our size in our industry.

Key Compensation Practices

The 2017 Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

●	No repricing of underwater options or stock appreciation rights without stockholder approval. The 2017 Plan prohibits, without stockholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

●	No discounted option or SAR grants. The 2017 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

●	Minimum vesting or performance period for all awards. A minimum vesting or performance period of one year is prescribed for all awards, subject only to limited exceptions.

●	Conservative share recycling provisions. We may not add back to the 2017 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to an SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

●	No liberal definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control may be imminent.

●	No automatic accelerated vesting of equity awards upon a change in control.

●	Limits on dividends and dividend equivalents. The 2017 Plan prohibits the payment of dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested full value awards must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents.

●	Limit on non-employee director awards. Equity awards to each non-employee director are subject to an annual grant date fair value limit.

Description of the 2017 Equity Incentive Plan

The major features of the 2017 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2017 Plan, which is attached to this proxy statement as Appendix A.

Eligible Participants.  Employees, consultants and advisors of the Company or any subsidiary, as well as non-employee directors of the Company, will be eligible to receive awards under the 2017 Plan.  As of December 31, 2016, there were approximately 209 employees of the Company and its subsidiaries, eight non-employee directors of the Company and an indeterminate number of consultants and advisors who would be eligible to receive awards under the 2017 Plan.  Although not necessarily indicative of future grants under the 2017 Plan, as of the same date, three of the eligible employees and all of the non-employee directors have been granted awards under the 2009 Plan, but no consultants or advisors have been granted awards under the 2009 Plan.

Administration.  Except for awards to non-employee directors which will be granted and administered by the Board, the 2017 Plan will be administered by the Committee.  To the extent consistent with applicable law, the Committee may delegate its duties, power and authority under the 2017 Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our other directors or executive officers or to a committee of the Board comprised of one or more directors.  The Committee may also delegate non-discretionary administrative duties to other persons, agents or advisors.

The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Compensation Committee may also establish and modify rules to administer the 2017 Plan, adopt sub-plans applicable to certain awards, interpret the 2017 Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award, and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2017 Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2017 Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our stockholders.  For these purposes, a “repricing” includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”

Available Shares and Limitations on Awards.  A maximum of 375,000 shares of our common stock may be the subject of awards and issued under the 2017 Plan, plus the number of shares remaining for future grants under the 2009 Plan on the date our stockholders approve the 2017 Plan.  The shares of common stock issuable under the 2017 Plan are authorized but unissued shares and treasury shares.  Under the terms of the 2017 Plan, the number of shares of common stock subject to options or SARs that may be granted to any one participant (other than a non-employee director) during a calendar year may not exceed 100,000.  With respect to performance-based compensation, the number of shares subject to full value awards that are denominated in shares or share equivalents that may be granted to any one participant during any calendar year may not exceed 100,000 and the maximum amount payable with respect to full value awards that are not denominated in shares or share equivalents that may be granted to any one participant during any calendar year may not exceed $750,000.  The aggregate grant date fair value of awards granted under the 2017 Plan during a calendar year to any one of our non-employee directors may not exceed $100,000.  The share limitations under the 2017 Plan are subject to adjustment for changes in our corporate structure or shares, as described below.

Shares of common stock that are issued under the 2017 Plan or that are potentially issuable pursuant to outstanding awards will reduce the 2017 Plan’s share reserve by one share for each share issued or issuable pursuant to an option or SAR award, and by 1.5 shares for each share issued or issuable pursuant to a full value award.

Any shares of common stock subject to an award under the 2017 Plan, or to an award under the 2009 Plan that is outstanding on the date our stockholders approve the 2017 Plan, that expires, is forfeited or terminated, or is settled or paid in cash will, to the extent of such expiration, forfeiture, termination or cash settlement, automatically replenish the 2017 Plan share reserve and become available for future awards.  In such event, the 2017 Plan’s share reserve will be increased in an amount based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.  However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for new grants.

Awards that may be settled solely in cash will not reduce the share reserve and will not reduce the shares authorized for grant to a participant in each calendar year.  Awards granted or shares of our common stock issued under the 2017 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2017 Plan.  Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2017 Plan and will not reduce the share reserve under the 2017 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

Share Adjustment Provisions. If certain transactions with our stockholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2017 Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2017 Plan.  Other types of transactions may also affect our common stock, such as reorganizations, mergers or consolidations.  If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2017 Plan, the Committee will make such adjustments as it may deem equitable.

Types of Awards.  The 2017 Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, and other stock-based awards to eligible recipients. These types of awards are described in more detail below.

Options.  Employees of our Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2017 Plan as of any date means the closing sale price of a share of our common stock on the NASDAQ Stock Market on that date. As of February 28, 2017, the closing sale price of a share of our common stock on the NASDAQ Stock Market was $18.10.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant.  No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000.  Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options.  The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2017 Plan is equal to the size of the 2017 Plan’s share reserve as described above.

Stock Appreciation Rights.  A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares.  The Committee determines whether payment will be made in shares of our common stock, cash or a combination of both.  The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100 percent of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier.  No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award.  A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2017 Plan, as may be determined by the Committee.

Restricted Stock Awards.  A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee.  Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture.  The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals.  Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.

Stock Unit Awards.  A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee.  Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture.  Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2017 Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.

Other Stock-Based Awards.  The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2017 Plan.  The Committee has discretion in determining the terms and conditions of such awards.

Minimum Vesting Periods.  Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year.  These required vesting and performance periods will not apply: (i) to awards granted in payment of other compensation that is already earned and payable, (ii) upon a change in control, (iii) upon termination of service due to death or disability, (iv) to a substitute award that does not reduce the vesting period of the award being replaced, or (v) to awards involving an aggregate number of shares not in excess of 5 percent of the 2017 Plan’s share reserve.  For purposes of awards made to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the company’s stockholders to the date of the next annual meeting of the company’s stockholders.

Transferability of Awards.  In general, no right or interest in any award under the 2017 Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order.  Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Performance-Based Compensation Under Section 162(m).  The Committee may grant full value awards under the 2017 Plan to employees who are or may be “covered employees” as defined in Section 162(m) of the Code, that are intended to be “performance-based compensation” within the meaning of Section 162(m), in order to preserve the deductibility of those awards for federal income tax purposes.  Under current IRS interpretations, “covered employees” of a smaller reporting company such as the Company are its chief executive officer and any other executive officer who is among the two other most highly compensated executive officers employed by the company at a year end.  Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Committee for the performance period are satisfied. Options and SAR awards granted under the 2017 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The pre-established performance goals set by the Committee must be based on one or more of the following performance measures specified in the 2017 Plan: (i) interest income; (ii) net interest income; (iii) income before income tax expense; (iv) net income; (v) net income available to common stockholders; (vi) earnings per common share (basic or diluted); (vii) profitability as measured by return ratios (including, but not limited to, return on average assets, return on average equity) or by the degree to which any of the foregoing earnings measures exceed a percentage of interest income; (viii) cash flow; (ix) market share; (x) net interest margin; (xi) stock price; (xii) total stockholder equity; (xiii) asset quality; (xiv) non-performing assets; (xv) interest income growth; (xvi) operating income; (xvii) cash flow per share; and (xviii) improvement in, or attainment of, non-interest expense levels or cost savings.

The Committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon company-wide, subsidiary, business unit or individual performance, and may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures.  The Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).  In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the 2017 Plan at our 2017 annual meeting of stockholders will be deemed to include approval of the material terms of awards intended to qualify as performance-based compensation under Section 162(m), including the performance measures on which performance goals may be based, the maximum awards that may be made to any individual, the eligibility of executive officers and other employees to participate in the 2017 Plan, and the qualification of option and SAR awards granted under the 2017 Plan as “performance-based compensation” for purposes of Section 162(m).

Change in Control.  If a change in control of the Company or our subsidiary bank that involves a corporate transaction occurs, then the consequences will be as described below unless the Committee provides otherwise in an applicable award or other agreement with a participant.  If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within two years after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest.  For these purposes, a performance-based full value award will be considered fully vested if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period elapsed prior to the participant’s termination of employment or other service.

If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction.  In this scenario, performance-based full value awards will be considered fully vested in the same manner as described above, except that the proportionate vesting amount will be determined with respect to the portion of the performance period that elapsed prior to the change in control.  Alternatively, if outstanding awards are not continued, assumed or replaced, the Committee may elect to cancel such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

If within two years after the occurrence of a change in control of the Company or our subsidiary bank that does not involve a corporate transaction, a participant experiences an involuntary termination of employment or other service for reasons other than cause, then outstanding awards granted to the participant shall be subject to accelerated vesting and exercisability in the same manner and to the same degree as described above in connection with a corporate transaction where the awards are continued, assumed or replaced.  In addition to the foregoing, the Committee may, in its discretion in connection with any change in control that is not a corporate transaction, take such action as it deems appropriate with respect to outstanding awards, which may include (i) making such adjustments or modifications to the awards then outstanding as the Committee deems appropriate, or (ii) providing for the cancellation of any outstanding award in exchange for a payment in an amount determined in the same manner as described in the preceding paragraph.

For purposes of the 2017 Plan, the following terms have the meanings indicated:

●	A “change in control” generally refers to a corporate transaction as defined below, the acquisition by a person or group of beneficial ownership of 35% or more of the voting power of our stock the stock of our subsidiary bank, our incumbent directors ceasing to constitute a majority of our Board, or approval by our stockholders of a complete liquidation or dissolution of the Company or our subsidiary bank.
●	A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company or our subsidiary bank, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company or our subsidiary bank.

Effect of Termination of Employment.  Unless otherwise set forth in an applicable award agreement, if a participant ceases to be employed by or provide other services to us and our subsidiaries, awards under the 2017 Plan will be treated as set forth in the 2017 Plan.  Upon termination for cause, all unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration.  Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration.  Upon termination for any reason other than cause, death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of termination; however, if the participant dies during such three-month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination.  Upon termination due to death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of termination.  Under the 2017 Plan, “cause” is generally defined as (i) acts of dishonesty intended to result in personal enrichment of a participant at the expense of the Company; (ii) unlawful conduct or gross misconduct that is willful and deliberate and is injurious to the Company; (iii) conviction of a felony; (iv) failure to perform duties and responsibilities as an officer or employee of the Company that is not remedied within 30 days notice; or (v) material breach of any employment, confidentiality, non-disclosure, non-solicitation, non-competition or similar agreement with the Company, or of the Company’s code of business conduct.

Effective Date and Term of the 2017 Plan. The 2017 Plan will become effective on the date it is approved by the company’s stockholders.  No awards will be made under the 2017 Plan prior to its effective date.  Unless terminated earlier, the 2017 Plan will terminate on the tenth anniversary of the effective date.  Awards outstanding under the 2017 Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2017 Plan unless otherwise provided in the applicable agreements.  Our board of directors may suspend or terminate the 2017 Plan at any time.

Amendment of the Plan.  Our board of directors may amend the 2017 Plan from time to time, but no amendments to the 2017 Plan will be effective without stockholder approval if such approval is required under applicable laws, regulations or stock exchange rules.  Termination, suspension or amendment of the 2017 Plan may not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2017 Plan, based on current statutes, regulations and interpretations.

Non-qualified Stock Options.  If a participant is granted a non-qualified stock option under the 2017 Plan, the participant will not recognize taxable income upon the grant of the option.  Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised.  Any subsequent gain or loss will be taxable as a capital gain or loss.  The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options.  If a participant is granted an incentive stock option under the 2017 Plan, the participant will not recognize taxable income upon grant of the option.  Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise.  However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax.  If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction.  Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards.  The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns.  An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant.  Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable.  SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable.  In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code.  Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.”  The 2017 Plan is intended to meet the requirements of Section 162(m), but full value awards granted under the 2017 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

Section 409A of the Code.  The foregoing discussion of tax consequences of awards under the 2017 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements.  If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the 2017 Plan

Because the 2017 Plan will not become effective until it is approved by our stockholders, the Committee has not yet approved any awards under, or subject to, the 2017 Plan. It is anticipated that the annual restricted stock grants awarded to certain non-employee directors, described in more detail under “2016 Director Compensation” of this proxy statement, which are currently granted under the 2009 Plan, would be granted under the 2017 in the future. However, because all other awards under the 2017 Plan are discretionary with the Committee, neither the number nor types of future 2017 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

The board recommends that the stockholders vote for the approval of the HMN Financial, Inc. 2017 Equity Incentive Plan.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the audit committee, the board of directors has appointed CliftonLarsonAllen LLP, an independent registered public accounting firm, to be our independent registered public accounting firm for 2017, subject to ratification by the stockholders. CliftonLarsonAllen LLP has audited the financial statements of our company and the bank since 2014. Representatives of CliftonLarsonAllen LLP are expected to attend the meeting to respond to appropriate questions and to make a statement, if they so desire.

In connection with the engagement of CliftonLarsonAllen LLP, we entered into an engagement agreement with CliftonLarsonAllen LLP on March 7, 2017 that sets forth the terms pursuant to which CliftonLarsonAllen LLP will perform its audit services. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

While it is not required to do so, the audit committee is submitting the appointment of CliftonLarsonAllen LLP for ratification in order to ascertain the view of the stockholders. If the stockholders do not ratify the appointment, the audit committee will review the appointment.

The board recommends that stockholders vote for the ratification of the appointment of CliftonLarsonAllen LLP as our 2017 independent registered public accounting firm.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

The board of directors is committed to its role in providing objective risk oversight of the company. The structure and responsibilities of the board’s membership, leadership and committees is a critical aspect of our corporate governance to fulfill this role.

The company’s corporate governance guidelines require that a substantial majority of the board shall be “independent directors” and the board believes its process of selecting and nominating a diverse membership with a combination of skills, professional experience and business judgment is an important element in accomplishing its risk oversight responsibility. The board does not have a policy on separating the offices of Chairman of the Board and Chief Executive Officer since it believes it should be free to make the choice from time to time that is in the best interests of the company and its stockholders. While there is no policy, it is the current practice of the board to have the Chairman be an independent board member. Currently, Dr. Smith serves as the Chairman of the Board and Mr. Krehbiel serves as Chief Executive Officer and President of the company and the bank and as a director. The board believes this is the most appropriate structure for the company at this time and contributes to objective risk oversight because it makes use of Dr. Smith’s experience on our board and his extensive understanding of corporate governance and risk oversight that he developed from his service on public company and non-profit boards of directors, while freeing Mr. Krehbiel to focus his energies on the operations of the company and the bank.

The chairs of board committees are selected by the full board based on their experience and expertise, including consideration of their understanding of the risk oversight associated with their respective committee. The board of directors and the audit, compensation and governance and nominating committees of the board coordinate with each other, through the leadership of Dr. Smith and the committee chairs, to provide enterprise-wide risk oversight of management and the company’s operations. Our committees address risk-related matters during their meetings and the committee chairs regularly report to the full board on risk-related matters, providing the full board with integrated insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. In addition, our banking subsidiary has its own board of directors and audit, loan, information technology, compliance and asset/liability management committees whose responsibilities include risk management for the bank. The management and committees of our banking subsidiary also provide reports to our board of directors regarding activities related to risk management.

At meetings of the board of directors and its committees, directors receive regular updates from management regarding risk management. The chief financial officer, chief operating officer and other senior management of our banking subsidiary, who are responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance, report directly to Mr. Krehbiel and lead management’s risk discussions at board and committee meetings. Outside of formal meetings, the board, its committees and individual board members have full access to senior executives and management for, among other purposes, discussions of risks facing our company and the management of those risks.

Committees of the Board of Directors

The board of directors has standing audit, compensation, executive and governance and nominating committees. The directors’ current committee memberships are indicated in the following table:

Director	Audit Committee	Compensation Committee	Executive Committee	Governance and Nominating Committee
Allen J. Berning	-	Member	Alternate	Chair
Michael A. Bue	Member	-	Alternate	-
Bradley C. Krehbiel	-	-	Member	-
Bernard R. Nigon	Chair	-	Alternate	-
Wendy S. Shannon	Member	Chair	Alternate	-
Patricia S. Simmons	-	Member	Alternate	Member
Hugh C. Smith	Alternate	Member	Member	-
Mark E. Utz	-	Member	Alternate	Member
Hans K. Zietlow	-	-	Alternate	Member

Audit Committee.     The audit committee oversees our financial reporting process by, among other things, recommending and taking action to oversee the independence of the independent registered public accounting firm and selecting and appointing the independent registered public accounting firm. The board has determined that all members of the audit committee are independent as that term is defined in the applicable NASDAQ listing standards and regulations of the Securities and Exchange Commission and that all members are financially literate as required by the applicable NASDAQ listing standards. In addition, the board has determined that Mr. Nigon has the financial experience required by the applicable NASDAQ listing standards and is an audit committee financial expert as defined by applicable regulations of the Securities and Exchange Commission. The responsibilities of the audit committee are set forth in the audit committee charter, which is available on our website at www.hmnf.com. The audit committee reviews and reassesses its charter annually.

Compensation Committee.     The compensation committee oversees and administers the compensation and benefits programs for executive officers and directors, including our 2009 Equity Incentive Plan, and reviews and reports to the board on matters concerning compensation plans and the compensation of certain executives.  The board has determined that all members of the compensation committee are independent as that term is defined in the applicable NASDAQ listing standards. The responsibilities of the compensation committee are set forth in the compensation committee charter, a copy of which is available on our website at www.hmnf.com.  The compensation committee reviews and reassesses its charter annually.

The compensation committee has the full authority to determine all elements of the compensation for Mr. Krehbiel and to approve all elements of the compensation of our other executive officers.  In approving compensation actions for the other executive officers, the compensation committee receives regular input and recommendations from Mr. Krehbiel, and ascribes significant weight to his recommendations.  Our chief financial officer and his staff, together with outside professionals, assist the compensation committee in evaluating the financial, accounting and tax treatment of existing and potential elements of our executive compensation program.

The compensation committee has the authority to retain independent compensation consultants to assist in the evaluation of executive officer compensation, and since 2010 has engaged Blanchard Consulting Group as its independent compensation consultant.  Blanchard Consulting Group assists the compensation committee in refining the committee’s compensation philosophy, defining characteristics of peer financial institutions and identifying particular peer group entities, compiling peer group compensation data, analyzing the elements of compensation, developing incentive compensation systems and ensuring compliance with regulatory requirements.  The compensation committee has assessed the independence of Blanchard Consulting Group pursuant to the rules of the SEC and concluded that no conflict of interest exists that would prevent Blanchard Consulting Group from independently advising the compensation committee.

Executive Committee.     The executive committee acts on issues arising between regular board meetings. The executive committee possesses the powers of the full board between meetings of the board.

Governance and Nominating Committee.     The governance and nominating committee selects candidates as nominees for election as directors and advises and makes recommendations to the board on other matters concerning directorship and corporate governance practices, including succession plans for our executive officers. The board has determined that all members of the governance and nominating committee are independent as that term is defined in the applicable NASDAQ listing standards. The responsibilities of the governance and nominating committee are set forth in the governance and nominating committee charter, which is available on our website at www.hmnf.com. The governance and nominating committee reviews and reassesses its charter annually.

Board and Committee Meetings

The board held 9 meetings during 2016. The audit committee held 5 meetings during 2016. The compensation committee held 4 meetings during 2016. The governance and nominating committee held 5 meetings during 2016. The executive committee did not meet during 2016. Each of our directors attended at least 75% of the meetings of the board and all committees on which the director served.

Director Independence

The board has determined that none of our directors (except for Mr. Krehbiel, who is an employee of the bank) or director nominees have a material relationship with our company other than service as a director (either directly or as a partner, stockholder or officer of an organization that has a material relationship with our company). Mr. Utz is the president and a shareholder of more than 10% equity interest in Wendland Utz, which provided certain legal services to the company over the past few years. We concluded that the services provided by Mr. Utz did not impact his independence under the applicable NASDAQ listing standards due to the de minimis amount of fees paid by the company to Wendland Utz. As discussed in more detail under “Certain Transactions” below, certain of our directors have loans with the bank. The board concluded that such loans did not impact the independence of any of the directors or director nominees under the applicable NASDAQ listing standards.  Therefore, each of Messrs. Berning, Bue, Nigon, Utz, Zietlow, Drs. Shannon, Simmons and Smith is independent within the meaning of applicable NASDAQ listing standards and each of Messrs. Fogarty and McDonald was independent within the meaning of the applicable NASDAQ listing standards during his term of service as a director.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our senior management and financial reporting employees. This code is available on our website at www.hmnf.com.

Stockholder Communication with the Board

The board of directors provides a process for stockholders to send communications to the board or any of the directors. Stockholders may send written communications to the board or any of the directors c/o Chief Financial Officer, HMN Financial, Inc., 1016 Civic Center Drive N.W., Rochester, Minnesota 55901. All communications will be compiled by the Chief Financial Officer and submitted to the board or the individual directors on a periodic basis. Communications directed to the board in general will be forwarded to the appropriate director(s) to address the matter.

Director Attendance at Annual Meetings

Directors are expected to attend the annual meeting of stockholders. In 2016, eight of our directors attended the annual meeting of stockholders.

Stockholder Proposals

Under our by-laws, certain procedures are provided that a stockholder must follow to introduce an item of business at an annual meeting of stockholders or to nominate persons for election as directors. These procedures provide, generally, that stockholders desiring to bring a proper subject of business before the meeting, or to make nominations for directors, must do so by a written notice received by our corporate secretary, containing the name and address of the stockholder as they appear on our books and the class and number of shares owned by the stockholder, not later than 90 days in advance of the meeting (or if we do not publicly announce our annual meeting date 100 days in advance of the meeting date, by the close of business on the 10th day following the day on which notice of the meeting is mailed to stockholders or publicly made). If the notice relates to an item of business it also must include a representation that the stockholder intends to appear in person or by proxy at the meeting. Notice of an item of business shall include a brief description of the proposed business and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of business by the stockholder and any material interest of the stockholder in the business. If the notice relates to a nomination for director, it must set forth the name and address of any nominee(s), any other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the board, and the consent of each nominee to be named in the proxy statement and to serve on the board.

The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of our by-laws are available from our corporate secretary.

Related Person Transaction Approval Policy

Our board of directors has adopted a written policy for related person transactions, which sets forth our policies and procedures for the review, approval or ratification of transactions subject to the policy with related persons who are subject to the policy. Our policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships that have a financial aspect and in which we are a participant and a related person has a direct or indirect interest. Our policy, however, exempts the following:

•	our payment of compensation to a related person for that person’s service to us in the capacities that give rise to the person’s status as a “related person”;

•	transactions available to all of our employees or all of our stockholders on the same terms;

•	any extension of credit by our banking subsidiary in which a related person has a direct or indirect interest and which complies with the requirements of Regulation O under Title 12 of the Code of Federal Regulations and has been approved by either the board of directors of our banking subsidiary or its loan committee; and

•	transactions, which when aggregated with the amount of all other transactions between the related person and our company, involve less than $120,000 in a fiscal year.

We consider the following people to be related persons under the policy:

•	all of our executive officers and directors;

•	any nominee for director;

•	any immediate family member of any of our directors, nominees for director or executive officers; and

•	any holder of more than 5% of our common stock, or an immediate family member of the holder.

The audit committee of our board of directors must approve any related person transaction subject to this policy before commencement of the related person transaction. The committee will analyze the following factors, in addition to any other factors the committee deems appropriate, in determining whether to approve a related person transaction:

•	whether the terms are fair to our company;

•	whether the transaction is material to our company;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interests of all related persons in the related person transaction.

The committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking any actions that the committee deems appropriate.

If one of our executive officers becomes aware of a related person transaction that has not previously been approved under the policy:

•	if the transaction is pending or ongoing, it will be submitted to the audit committee promptly and the committee will consider the transaction in light of the standards of approval listed above. Based on this evaluation, the committee will consider all options, including approval, ratification, amendment, denial or termination of the related person transaction; and

•	if the transaction is completed, the committee will evaluate the transaction in accordance with the same standards to determine whether rescission of the transaction is appropriate and feasible.

There were no related person transactions in 2016 required to be reported in this proxy statement.

Certain Transactions

The bank follows a policy of granting loans (including overdraft protection features on checking accounts) to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. As of December 31, 2016, the aggregate amount of the bank’s loans to directors, executive officers, and affiliates of directors or executive officers was approximately $0.2 million, or 0.3%, of our stockholders’ equity. All of these loans were current as of December 31, 2016. For the period beginning January 1, 2016, all of the loans to directors and executive officers (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us or the bank, and (iii) did not involve more than the normal risk of collectability or other unfavorable features.

Independent Registered Public Accounting Firms

The following table presents fees for professional audit and other services rendered by CliftonLarsonAllen LLP for the audit of our annual financial statements for 2016 and 2015, and fees for other services rendered by CliftonLarsonAllen LLP relating to these fiscal years.

Description of Fees	2016	2015
Audit Fees(1)	$156,600	$164,925
Audit-Related Fees(2)	43,010	40,205
Other Fees(3)	13,266	9,376
Total Audit, Audit-Related, and Other Fees	$212,876	$214,506

(1)	Audit fees consisted of the annual audit and quarterly reviews of our consolidated financial statements, statutory audit, and assistance with and review of documents filed with the Securities and Exchange Commission. Additional audit fees related to bank acquisitions of $7,000 and $20,000 are included for 2016 and 2015, respectively.

(2)	Audit-related fees consisted of employee benefit plan audits and audit of compliance with HUD-assisted programs.

(3)	The amounts relate to out of pocket costs.

Approval of Independent Registered Public Accounting Firm Services and Fees

The audit committee pre-approved 100% of the services provided by CliftonLarsonAllen LLP, our independent registered public accounting firm. CliftonLarsonAllen LLP provided no other services to the company, other than those noted above.

The audit committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The audit committee reviews each non-audit service to be provided and assesses the impact of the service on the registered public accounting firm’s independence. In addition, the audit committee may pre-approve other non-audit services during the year on a case-by-case basis. Pursuant to a policy adopted by the audit committee, the chair of the audit committee is authorized to pre-approve certain limited non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. Mr. Nigon, as the chair of the audit committee, did not pre-approve any non-audit services pursuant to this authority in 2016.

Report of the Audit Committee

The audit committee has reviewed and discussed the company’s audited financial statements for the year ended December 31, 2016 with management and CliftonLarsonAllen LLP, the company’s independent registered public accounting firm.  The audit committee has also discussed with CliftonLarsonAllen LLP the matters required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees”.  The audit committee received and reviewed the written disclosures and the letter from CliftonLarsonAllen LLP required by the applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with CliftonLarsonAllen LLP its independence with respect to the company.  Based on the review and discussions with management and CliftonLarsonAllen LLP, the audit committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ending December 31, 2016, to be filed with the Securities and Exchange Commission.

The Audit Committee
Michael A. Bue Bernard R. Nigon Wendy S. Shannon

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of March 1, 2017, the beneficial ownership of: (i) each stockholder known by management to beneficially own more than five percent of the outstanding common stock, (ii) each of the current executive officers listed in our summary compensation table, (iii) each director and director nominee, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to the shares of common stock and maintains an address at 1016 Civic Center Drive N.W., Rochester, Minnesota 55901. At March 1, 2017, there were 4,495,258 shares of common stock issued and outstanding.

Name and Address (if required) of Beneficial Owner	Amount and Nature of Beneficial Ownership(12)	Percentage of Outstanding Shares
HMN Financial, Inc. Employee Stock Ownership Plan (1)	619,616	13.78%
Tontine Financial Partners, L.P. (2) 55 Railroad Avenue Greenwich, CT 06830	390,401	8.68
Maltese Capital Management LLC(3) 150 East 52nd Street, 30th Floor New York, NY 10022	402,578	8.43
Dimensional Fund Advisors LP (4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	343,690	7.65
EJF Capital LLC(5) 2107 Wilson Boulevard, Suite 410 Arlington, VA 22201	297,113	6.22
Arbiter Partners QP LP(6) 11 East 44th Street, Suite 700 New York, NY 10017	277,778	5.82

Directors, director nominees and executive officers:
Allen J. Berning	5,657	*
Michael A. Bue	328	*
Jon J. Eberle (7)	88,340	1.83
Bradley C. Krehbiel (8)	150,449	3.34
Lawrence D. McGraw (9)	67,631	1.50
Bernard R. Nigon	8,157	*
Wendy S. Shannon(10)	3,157	*
Patricia S. Simmons	660	*
Hugh C. Smith(11)	25,657	*
Mark E. Utz	1,754	*
Hans K. Zietlow	687	*
All directors, director nominees and executive officers of the company as a group (12 persons)	433,507	8.10%

*	Less than 1% Owned

(1)	As reported on a Schedule 13G/A dated and filed on February 8, 2017. The amount reported represents shares of common stock held by the HMN Financial, Inc. Employee Stock Ownership Plan, known as the ESOP. As reported on a Form 5 dated February 8, 2017, and filed February 8, 2017, 339,870 of the 619,616 shares of common stock beneficially owned by the ESOP have been allocated to accounts of participants. First Bankers Trust Services, Inc., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares of common stock held by the ESOP. First Bankers Trust expressly disclaims beneficial ownership of these shares. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares of common stock allocated to their accounts under the ESOP. Unallocated shares or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares for which instructions have been received from participants. The ESOP has sole voting power for 279,746 of the shares it holds, and shared voting power for 339,870 of the shares it holds.

(2)	As reported on a Schedule 13D/A dated and filed on September 8, 2015. Tontine Financial Partners, L.P. is an investment management firm. Tontine Financial Partners, L.P. does not have sole voting or dispositive power with respect to the shares, but holds shared voting power with respect to 390,401 shares. Tontine Management, LLC, the general partner of Tontine Financial Partners, L.P., has the power to direct the affairs of Tontine Financial Partners, L.P., including decisions respecting the receipt of dividends from, and the disposition of the proceeds from the sale of, the shares.

(3)	As reported on a Schedule 13G dated and filed on February 2, 2017. Includes 277,778 shares of common stock covered by a warrant that is currently exercisable. Maltese Capital Holdings, LLC reported shared voting and dispositive power of 323,384 shares of common stock (including the warrant shares) by reason of its position as general partner of certain partnerships. Maltese Capital Management LLC reported shared voting and dispositive power of 402,578 shares of common stock (including the warrant shares) by reason of its position as an investment advisor. Terry Maltese reported shared voting and dispositive power of 402,578 shares of common stock (including the warrant shares) by reason of his position as Managing Member of Maltese Capital Management LLC.

(4)	As reported on a Schedule 13G/A dated and filed on February 9, 2017. Dimensional Fund Advisors LP is an investment adviser. The amount reported represents shares of common stock held in various advisory accounts. No account has an interest relating to more than 5% of the outstanding shares of common stock. Dimensional Fund Advisors LP exercises sole dispositive power for 343,690 of the shares it holds and sole voting power with respect to 341,090 of the shares. In its role as investment advisor, Dimensional Fund Advisors, LP may be deemed to be the beneficial owner of the shares held by it. Dimensional Fund Advisors, LP expressly disclaims beneficial ownership of these shares.

(5)	As reported on a Schedule 13G dated and filed on February 14, 2017. Includes 277,777 shares of common stock covered by a warrant that is currently exercisable. EJF Financial Services Fund, LP reported shared voting and dispositive power of 297,113 shares of common stock (including the warrant shares). EJF Financial Services GP, LLC serves as the general partner of EJF Financial Services Fund, LP and may be deemed to share beneficial ownership of the warrant shares. EJF Capital LLC is the sole member of EJF Financial Services GP, LLC and may also be deemed to share beneficial ownership of the warrant shares. Emanuel J. Friedman is the controlling member of EJF Capital LLC and may be deemed to share beneficial ownership of the warrant shares. EJF Financial Services Fund, LP, EJF Financial Services GP, LLC, EJF Capital LLC, and Mr. Friedman exercise shared voting and dispositive power of the 297,113 shares of common stock (including the voting shares).

(6)	As reported on a Schedule 13G dated and filed on February 18, 2016. Represents shares of common stock covered by a warrant that is currently exercisable. Arbiter Partners Capital Management LLC reported that it has sole voting and dispositive power for the 277,778 warrant shares that it holds.

(7)	Includes 73,873 shares of common stock held directly and 14,467 shares of common stock allocated to Mr. Eberle’s account under our employee stock ownership plan.

(8)	Includes 114,783 shares of common stock held directly, 23,205 shares of common stock covered by options of which 7,735 shares are currently exercisable or exercisable within 60 days of March 1, 2017, and 12,461 shares of common stock allocated to Mr. Krehbiel’s account under our employee stock ownership plan.

(9)	Includes 50,505 shares of common stock held directly, 11,024 shares of common stock covered by options of which 3,674 shares are currently exercisable or exercisable within 60 days of March 1, 2017, 2,700 shares under the bank’s 401(k) plan, and 3,402 shares of common stock allocated to Mr. McGraw’s account under our employee stock ownership plan.

(10)	Includes 657 shares held directly, and 2,500 shares of common stock held jointly with her spouse.

(11)	Includes 10,657 shares of common stock held directly and 15,000 shares of common stock covered by options that are currently exercisable or exercisable within 60 days of March 1, 2017.

(12)	For directors, director nominees and executive officers (including as a group), includes shares of common stock held directly, as well as shares of common stock held jointly with family members (if these shares are deemed to be beneficially owned by the director or officer), shares of common stock held in retirement accounts, shares of common stock held by these individuals in their accounts under the bank’s 401(k) plan, shares of common stock allocated to the ESOP accounts of the group members, shares of common stock held in a fiduciary capacity or by certain family members and shares covered by options that are currently exercisable or exercisable within 60 days of March 1, 2017, with respect to which shares the persons included may be deemed to have sole or shared voting and/or investment power.

2016 DIRECTOR COMPENSATION

All of our directors also serve as directors of our banking subsidiary.  A director who is one of our employees receives no additional compensation for services as a director. During 2016, non-employee members of our board of directors were entitled to receive the following cash fees for their services to us and our banking subsidiary:

	Description of Fees
	Chairman of the Board	Non-employee Directors	Chairman of the Audit Committee	Other Committee Chairs

Monthly fee	$3,333	$1,250	-	-
Board meeting attendance fee	$1,000	$500	-	-
Audit Committee attendance fee	-	$500	$1,500	-
Other board committee attendance fees	-	$300	-	$900

Our 2016 schedule for cash fees payable to non-employee members of our board of directors did not change from our 2015 schedule. Effective April 25, 2017, the monthly fee payable to the Chairman of the Board will be reduced to $3,000 per month and the meeting attendance fee payable to the Chairman of the Board will be reduced to $500 per meeting.

To supplement these cash fees and to enhance alignment between directors and shareholders, each non-employee director whose term continues beyond each annual meeting of stockholders also receives on each annual meeting date a restricted stock award under the 2009 Equity Incentive Plan. The number of shares to be awarded is determined by dividing $4,000 by the closing sale price of the company’s common stock on the NASDAQ stock market on the date of grant. Effective with the awards granted on the date of the 2017 annual meeting, in consideration of the reduction in the fees payable to the Chairman of the Board described above, the number of shares to be awarded will be determined by dividing $5,000 by the closing price of the company’s common stock on the NASDAQ stock market on the date of grant. These shares vest on the day before the next annual meeting (or upon a change in control or the death or disability of the director), but remain non-transferable so long as the director recipient remains a member of our board of directors. No non-employee director shall receive more than three such awards.

In accordance with the compensation program set forth above, our non-employee directors received the following total compensation for their service during 2016 on our board of directors:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Allen J. Berning	25,200	4,000	29,200
Michael A. Bue(3)	17,610	4,000	21,610
Michael J. Fogarty(4)	7,790	0	7,790
Malcolm W. McDonald(4)	8,290	0	8,290
Bernard R. Nigon	30,900	4,000	34,900
Wendy S. Shannon	28,000	4,000	32,000
Patricia S. Simmons	21,150	4,000	25,150
Hugh C. Smith	54,700	4,000	58,700
Mark E. Utz	22,200	4,000	26,200
Hans K. Zietlow(3)	16,110	4,000	20,110

(1)	Pursuant to our Directors Deferred Compensation Plan, we allow directors to defer receipt of their fees until January 30 of the calendar year immediately following the date in which they cease to be a member of the board. We pay deferred fees yearly, over a period of ten years or less. Deferred fees earn interest at a rate equal to our bank subsidiary’s cost of funds on November 30 of each year in which the fees are deferred. As of December 31, 2016, former director Mr. Schneider had a deferred fee balance of $81,560 and former director Mr. DeBoer had a deferred fee balance of $107,486.

(2)	On April 26, 2016, each qualifying director was awarded a restricted stock award of 328 shares of the Company’s stock based on the closing stock price of $12.19 on that date. The shares awarded will vest on April 24, 2017. The amounts shown in the “Stock Awards” column represent the grant date fair value of each of these awards computed in accordance with FASB ASC Topic 718. As of December 31, 2016, the number of unvested shares of restricted stock held by each non-employee director was 328. As of the same date, the only unexercised stock option held by any non-employee director was an option held by Dr. Smith covering 15,000 shares with an exercise price of $4.77 per share.

(3)	Elected to board of directors April 26, 2016.

(4)	Board term ended April 26, 2016.

A Director Stock Purchase Plan was adopted in 2015 that provides each non-employee director the opportunity to elect to have some or all of the quarterly cash fees, otherwise payable to the director, used by an agent, selected by the company, to purchase shares of the company’s common stock in the market for the account of the director.

2016 Executive Compensation

The following tables and narrative provide information about the 2016 compensation program for our named executive officers (“NEOs”), who are:

●	Bradley C. Krehbiel, President and Chief Executive Officer of the company and bank;

●	Jon J. Eberle, Senior Vice President, Chief Financial Officer and Treasurer of the company and Executive Vice President, Chief Financial Officer and Treasurer of the bank; and

●	Lawrence D. McGraw, Executive Vice President and Chief Operating Officer of the bank.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Bradley C. Krehbiel	2016	307,500	73,808	0	49,200	25,543	456,051
President and Chief Executive Officer of the company and bank	2015	300,000	49,952	93,748	0	21,404	465,104

Jon J. Eberle	2016	208,697	50,078	0	33,392	20,247	312,414
Senior Vice President,	2015	203,606	75,248	0	25,451	17,537	321,842
Chief Financial Officer and Treasurer of the company and Executive Vice President, Chief Financial Officer and Treasurer of the bank

Lawrence D. McGraw	2016	208,697	50,078	0	33,392	18,951	311,118
Executive Vice President and	2015	203,606	37,067	44,537	19,088	16,130	320,428
Chief Operating Officer of the bank

(1)	The amounts reported in this column for 2016 represent the grant-date fair values of restricted stock awards granted to each of the NEOs in January 2017 in partial payment of the amount earned by each NEO under the company’s Executive Management Incentive Plan (the “EMI Plan”) during the 2016 performance period. The amounts reported for 2015 include the grant date fair values of restricted stock awards granted to each NEO in January 2015, as well as a restricted stock award granted to Mr. Eberle in January 2016 as a partial EMI Plan payout for the 2015 performance period. The grant date fair values were calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718. See Note 14 Employee Benefits in the notes to consolidated financial statements included in our annual report on Form 10-K for the assumptions made in determining the fair value of restricted stock awards in accordance with ASC Topic 718.
(2)	The amounts reported in this column for 2015 reflect the grant date fair values of stock option awards to Messrs. Krehbiel and McGraw in January 2016 in full or partial payment of the amount earned by each of them under the EMI Plan during the 2015 performance period. These grant date fair values were calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718. The fair value of options granted were calculated using a Black-Scholes option valuation model. See Note 14 Employee Benefits in the notes to consolidated financial statements included in our annual report on Form 10-K for the assumptions made in determining the fair value of the option awards in accordance with ASC Topic 718.
(3)	Amounts shown in this column represent cash payments under the EMI Plan. These amounts are considered earned during the respective years indicated for services rendered during those years, but were paid to the respective NEOs early in the following year after certification by the compensation committee of the degree to which the performance goals for the applicable year were met.
(3)	All Other Compensation provided to our NEOs during 2016 and 2015 consists of employer contributions to our 401(k) plan, the value of shares of our common stock allocated to the NEO’s accounts under our employee stock ownership plan, employer paid life insurance premiums, and car allowances.

Incentive Compensation Reflected in the Summary Compensation Table

Executive Management Incentive Plan.  Our Executive Management Incentive Plan (the “EMI Plan”) provides performance-based incentive compensation opportunities to executives designated by the compensation committee.  Participants are eligible to earn payouts based on the degree to which pre-defined performance objectives established by the compensation committee have been achieved over the course of a calendar year performance period.  The performance objectives will be based on performance criteria approved by the compensation committee, such as net income, credit quality, return on equity, return on assets, and performance against strategic objectives.

The EMI Plan provides that for any performance period, the company must achieve a minimum net income objective before any award will be paid under the EMI Plan, and must achieve a specified minimum credit quality objective before any portion of an award based on company-wide performance objectives may be paid.  In addition, any EMI Plan participant must receive an individual performance rating of “meets expectations” or better for a performance period in order to be eligible for a payout.  Provided these threshold performance requirements are satisfied, payout amounts will be determined based on the degree to which other pre-defined performance objectives, which may be company-wide, subsidiary, departmental or individual, have been achieved during the performance period.  Incentive award opportunities for each EMI Plan participant will be established by the compensation committee for each performance period based on the participant’s actual salary earned during the performance period.

A participant must be an active employee of the company or one of its subsidiaries on the award payout date in order to receive a payout, unless the participant terminates employment due to death or disability during the performance period (in which case, the participant may, at the compensation committee’s discretion, receive a pro rata payout of the award otherwise earned during the performance period) or after the performance period is completed but prior to the payment date (in which case, the participant will be entitled to the full earned amount of the EMI Plan award).

The payout amount will be delivered following the end of the applicable performance period, usually in a combination of cash and equity awards, the ratio of which will be determined annually by the compensation committee. EMI Plan participants may, at the discretion of the compensation committee, elect for a greater portion of their awards to be paid in equity than the allocation prescribed by the compensation committee.  The form of equity awarded may, at the discretion of the compensation committee, be selected by the participant.  If the equity award is in the form of restricted stock, the number of restricted stock shares awarded is determined by dividing the dollar value of the participant’s equity award payout amount by the fair market value per share of our common stock on the date of grant.  If the equity award is in the form of stock options, the number of shares subject to each option awarded is determined by dividing the dollar value of the participant’s equity award payout amount by the per share grant date fair value of the option determined in accordance with the Black-Scholes option valuation model.  All equity awards vest in accordance with a schedule specified by the compensation committee.  If a participant terminates employment during the vesting period, the participant will forfeit any unvested equity awards unless termination occurs due to death or disability, in which case all equity awarded under the EMI Plan will immediately vest.  All equity awards will also immediately vest upon a change in control of the company, as defined in the company’s Equity Plan.

EMI Plan Payouts for 2016. For the 2016 performance period, the compensation committee approved a target incentive opportunity under the Plan of 25% of base salary for each of the NEOs, with threshold and maximum payouts equal to 12.5% and 45% of base salary, respectively.  The dollar value of any payout was to be delivered 40% in cash and 60% in equity awards, subject to a participant’s election to receive a greater percentage in equity awards.  For 2016, all NEOs elected to receive 40% of their payout in the form of cash and 60% of their payout in the form of a restricted stock award.  These restricted stock awards are scheduled to vest as to one-third of the shares subject to the award on each January 27 of the first three years following the grant date.  Because both of the threshold performance requirements of achieving at least $2 million in net income and limiting classified assets to less than 25% of total assets were satisfied, application of the second-level performance objectives involving deposit growth, pre-tax earnings and individual objectives resulted in the following payouts to the NEOs:

Name	% of Target Achievement	Cash Payout ($) (1)	Restricted Stock Award (# shares) (2)
Bradley C. Krehbiel	160%	49,200	3,947
Jon J. Eberle	160%	33,392	2,678
Lawrence D. McGraw	160%	33,392	2,678

(1)	The cash payout shown for each executive is included as a 2016 amount in the Non-Equity Incentive Plan column of the Summary Compensation Table.

(2)	The grant date fair value of the restricted stock awards granted to Messrs. Krehbiel, Eberle and McGraw in January 2017, based on a closing stock price of $18.70 on the date of grant, is shown as a 2016 amount in the Stock Awards column of the Summary Compensation Table.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table summarizes the outstanding restricted stock and stock option awards held by our NEOs at December 31, 2016.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) Unexercisable(1)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Bradley C. Krehbiel	0	23,205	11.21	1/27/2026	6,092	106,610
Jon J. Eberle	0	0	N/A	N/A	7,643	133,753
Lawrence D. McGraw	0	11,024	11.21	1/27/2026	4,237	74,148

(1)	The unexercisable option for Mr. Krehbiel became exercisable with respect to 7,735 shares of common stock on January 27, 2017 and will become exercisable with respect to an additional 7,735 shares of common stock on each of January 27, 2018 and January 27, 2019. The unexercisable option for Mr. McGraw became exercisable with respect to 3,674 shares of common stock on January 27, 2017 and will become exercisable with respect to an additional 3,675 shares of common stock on each of January 27, 2018 and January 27, 2019.

(2)	Of Mr. Krehbiel’s unvested restricted shares, 4,761 shares vested on January 27, 2017 and 1,331 shares will vest on January 27, 2018. Of Mr. Eberle’s unvested restricted shares, 4,384 shares vested on January 27, 2017, 2,123 shares will vest on January 27, 2018, and 1,136 shares will vest on January 27, 2019. Of Mr. McGraw’s unvested restricted shares, 3,249 shares vested on January 27, 2017 and 988 shares will vest on January 27, 2018.

(3)	Based on the $17.50 closing market price of our common stock on the last trading day of 2016.

As previously discussed, in January 2017 all of our NEOs received restricted stock awards that were earned in 2016 and accordingly reported in the Summary Compensation Table for that year.  These awards are not, however, reflected in the table above as they were not outstanding at December 31, 2016.

Other Compensation Arrangements

Benefits.  Our NEOs participate on an equal, nondiscriminatory basis with all other employees in our medical insurance plan, medical reimbursement plan, childcare plan, long-term disability plan, group life insurance plan and 401(k) plan.  The 401(k) plan provides a 25% company match on employee contributions up to 8% of the employee’s salary.

Our NEOs also participate on a nondiscriminatory basis in our Employee Stock Ownership Plan (“ESOP”), in which all employees are eligible to participate after they complete one year of service.  Shares held by the ESOP are allocated to eligible participant accounts based on the percentage relationship between the participant’s compensation (subject to limits) and the aggregate compensation of all plan participants.  The value of the ESOP contributions vary based on the price of our common stock and for 2016 represented between 4.5% and 5.2% of each NEO’s base salary amount.

Because they have been employed by us since before September 2002, Messrs. Krehbiel and Eberle are also participants in a multi-employer comprehensive pension plan under which their benefits have been frozen since September 2002.  At age 65, Mr. Krehbiel will be entitled to annual payments of $2,567, and Mr. Eberle will be entitled to annual payments of $4,141.

Change in Control Agreements.  In May 2014, we entered into new change-in-control agreements with Messrs. Krehbiel, Eberle and McGraw. These agreements replaced similar agreements that were previously entered into with Messrs. Krehbiel and Eberle in 2008 and represent a new agreement with Mr. McGraw, who joined the company during the TARP period.

The change-in-control agreements provide that if an executive’s employment is involuntarily terminated without cause (and other than as a result of the executive’s death or disability), or if the executive voluntarily terminates his employment for “good reason,” in either case after the company or bank enters into a letter of intent or agreement relating to a change in control that ultimately occurs, after a tender offer, exchange offer or proxy contest is commenced that results in a change of control, or within two years after a change in control, then the executive will be entitled to a lump sum cash payment equal to two times the sum of the executive’s annualized base salary as of the termination date and his target annual cash incentive bonus for the calendar year in which the employment termination date occurs. The agreements also provide for lump sum payments equal to (i) 24 times the monthly amount that the company or the bank then pays as its share of the premiums for single employee coverage under the company’s or bank’s health insurance plan and (ii) the amount the company or the bank would otherwise expect to expend for its share of the premiums for 24 months of life and disability insurance coverage for an employee under the company’s or the bank’s then current plans.

Payment of the severance benefits under the change-in-control agreements is conditioned upon the executive first signing and not rescinding a release of claims against the company. Severance benefits will be paid in a lump sum no later than 75 days after termination of employment or consummation of the change in control, as applicable.  A “change in control” generally occurs under the agreements if (i) any person or group becomes the beneficial owner of 35% or more of the outstanding voting stock of the company or the bank; (ii) a majority of the members of the company’s board are replaced as a result of an actual or threatened election contest; (iii) a business combination involving the company or the bank is consummated that changes ownership of the company or the bank by 35% or more; or (iv) the company’s stockholders approve a complete liquidation or dissolution of the company or the bank.

“Good reason” for a voluntary termination generally occurs under the agreements if (i) there is a material diminution in an executive’s authority, duties, responsibilities or base salary or in the budget over which the executive retains authority, (ii) there is a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive reports, (iii) the executive’s principal place of employment is relocated more than 35 miles from its current location, or (iv) any other action or inaction by the company or the bank constitutes a material breach of the change-in-control agreement or any other agreement between such entity and the executive. Good reason for termination will not, however, exist if the executive fails to notify the company within 90 days of the occurrence of any of the foregoing events or if the company cures any such event within 30 days of the receipt of such notice.

The amounts payable pursuant to the change-in-control agreements will, if necessary, be reduced to the largest aggregate amount that will result in no portion of such payment being considered a “parachute payment” under Section 280G of the Internal Revenue Code.  In addition, any amount otherwise payable under a change in control agreement may be paid only if such payment is then permitted under the “golden parachute regulations” adopted by the Federal Deposit Insurance Corporation.

Other Equity Compensation Plan Information

The following table provides information as of December 31, 2016, for compensation plans under which equity securities may be issued.

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by stockholders	49,229	$9.25	54,876
Equity compensation plans not approved by stockholders	0	0	0
Total	49,229	$9.25	54,876

(1)            Reflects shares available for future issuance under our stockholder approved 2009 Equity Incentive Plan other than upon the exercise of an option, warrant or right.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were met for 2016.

ADDITIONAL INFORMATION

We are furnishing our annual report, including financial statements, for the year ended December 31, 2016, to each stockholder with this proxy statement. Stockholders who wish to obtain an additional copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, for the year ended December 31, 2016, may do so without charge by writing to Chief Financial Officer, 1016 Civic Center Drive N.W., Rochester, Minnesota 55901. The annual report is also available online at www.hmnf.com or www.rdgir.com/hmn-financial-inc.

HMN FINANCIAL, INC.
By Order of the Board of Directors

Cindy K. Hamlin Secretary

Dated: March 21, 2017

Appendix A

HMN FINANCIAL, INC.

2017 EQUITY INCENTIVE PLAN

1.           Purpose.  The purpose of the HMN Financial, Inc. 2017 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

2.             Definitions.  The capitalized terms used in the Plan have the meanings set forth below.

(a)           “Affiliate” means any entity that is a Subsidiary or Parent of the Company.

(b)          “Agreement” means any written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto.  An Agreement is subject to the terms and conditions of the Plan.

(c)           “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or an Other Stock-Based Award.

(d)           “Bank” means Home Federal Savings Bank, a federally chartered savings bank and a wholly owned subsidiary of Company.

(e)           “Board” means the Board of Directors of the Company.

(f)          “Cause” means a Participant’s (i) act or acts of dishonesty intended to result in substantial gain or personal enrichment of the Participant at the expense of the Company or any Affiliate; (ii) unlawful conduct or gross misconduct that is willful and deliberate on the Participant’s part and that, in either event, is injurious to the Company or any Affiliate; (iii) conviction of a felony; (iv) failure to perform his or her duties and responsibilities as an officer or employee of the Company or any Affiliate, which failure has not been cured by the Participant within 30 days after written notice thereof to the Participant from the Company or such Affiliate, as applicable; or (v) material breach of any employment, confidentiality, non-disclosure, non-solicitation, non-competition or similar agreement with the Company or any Affiliate, or of the Company’s code of business conduct.

(g)           “Change in Control” means the occurrence of any one of the following:

(1)           Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company or the Bank representing 35% or more of the combined voting power of the then outstanding Voting Securities of the Company or the Bank, respectively, except that the following shall not constitute a Change in Control:

(A)          any acquisition or beneficial ownership by the Company, the Bank or any Affiliate;

(B)          any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company, the Bank or one or more of their Affiliates;

(C)         any acquisition or beneficial ownership by any corporation (including without limitation an acquisition in a transaction of the nature described in part (3) of this definition) with respect to which, immediately following such acquisition, more than 65% of the combined voting power of the Company’s or the Bank’s then outstanding Voting Securities, as the case may be, is beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities of the Company or the Bank, as applicable, immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities immediately prior to such acquisition; or

(D)          any acquisition of Voting Securities directly from the Company or the Bank.

(2)             Continuing Directors shall not constitute a majority of the members of the Board. For purposes of this Plan, “Continuing Directors” means:  (A) individuals who, on the effective date of this Plan, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the effective date of this Plan for whose election proxies shall have been solicited by the Board or (C) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a “Continuing Director” shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board;

(3)          Consummation of a Corporate Transaction, unless immediately following such Corporate Transaction, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Company or the Bank, as the case may be, immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 65% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring corporation in such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Voting Securities of the Company or the Bank, as the case may be; or

(4)            Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the Bank.

Notwithstanding the foregoing provisions of this Section 2(g): (i) to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company or the Bank under Code Section 409A; and (ii) a Change in Control shall not be deemed to occur with respect to a Participant if (A) the acquisition or beneficial ownership of the 35% or greater interest referred to in Section 2(g)(1) is by the Participant or by a group, acting in concert, that includes the Participant or (B) a majority of the then combined voting power of the then outstanding Voting Securities of the surviving or acquiring corporation (or its Parent) shall, immediately after a Corporate Transaction referred to in Section 2(g)(3), be beneficially owned, directly or indirectly, by the Participant or by a group, acting in concert, that includes the Participant.

(h)         “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

(i)           “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3 hereof, each member of which shall be (i) an independent director within the meaning of the rules and regulations of The NASDAQ Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an “outside director” for purposes of Code Section 162(m).

(j)            “Common Stock” means the common stock, par value $.01, of the Company.

(k)           “Company” means HMN Financial, Inc., a Delaware corporation, and any successor thereto.

(l)            “Corporate Transaction” means (i) a sale of substantially all of the assets of the Company or the Bank, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company or the Bank, regardless of whether the Company or the Bank, as applicable, is the surviving corporation.

(m)          “Disability” means, unless otherwise defined in an Agreement, the inability of a Participant to perform on a full-time basis the duties and responsibilities of the Participant’s employment with the Company or the Bank by reason of illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 180 days or more during any 360-day period.  A period of inability shall be “uninterrupted” unless and until the Participant returns to full-time work for a continuous period of at least 30 days.

(n)           “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p)           “Fair Market Value” of a Share means the fair market value of a Share determined as follows:

(1)           If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred; or

(2)          If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(q)           “Full Value Award” means an Award other than an Option or Stock Appreciation Right.

(r)           “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(s)            “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.

(t)            “Non-Employee Director” means a member of the Board who is not an Employee.

(u)           “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(v)           “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price.

(w)          “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(x)           “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(y)           “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(z)            “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

(aa)           “Performance Period” means the period of time, as specified in an Agreement, during which performance goals based on Performance Measures must be achieved.

(bb)        “Performance Measures” means any business or performance criteria selected by the Committee on which it will base performance goals that must be satisfied as a condition precedent to the vesting of an Award.  For any Award intended to constitute Performance-Based Compensation, the Performance Measures shall consist of one or a combination of two or more of the following business or performance criteria: interest income; net interest income; income before income tax expense; net income; net income available to common stockholders; earnings per common share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on average assets, return on average equity) or by the degree to which any of the foregoing earnings measures exceed a percentage of interest income; cash flow; market share; net interest margin; stock price; total stockholder equity; asset quality; non-performing assets; interest income growth; operating income; cash flow per share; improvement in, or attainment of, non-interest expense levels or cost savings.  Any performance goal based a Performance Measure may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other Performance Measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, division, business unit, operational unit or individual performance.

(cc)         “Prior Plan” means the HMN Financial, Inc. 2009 Equity Incentive Plan.

(dd)        “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(ee)         “Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.

(ff)          “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.  A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services, or upon the entity for which the Service Provider provides services ceasing to be an Affiliate.  Except as otherwise provided in any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(gg)         “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(hh)         “Share” means a share of Common Stock.

(ii)         “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(jj)           “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(kk)          “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(ll)           “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding award(s) granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.  The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(mm)       “Successor” means the guardian or legal representative of an incompetent Participant, or if the Participant is deceased, means the estate of the Participant or the person or persons who may, be bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciate Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(nn)         “Transferee” means any “family member” (as defined by General Instruction A.1.(a)(5) to Form S-8 under the Securities Act) of the Participant.

(oo)         “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3.             Administration of the Plan.

(a)            Administration.  The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)           Scope of Authority.  Subject to the terms of the Plan, the Committee shall have the exclusive authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)           determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)            cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e); and

(3)          adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan; and

(4)            granting Substitute Awards under the Plan.

Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

(c)           Acts of the Committee; Delegation.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee.  Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(i).  To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company.  The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(d)           Finality of Decisions.  The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(e)        Indemnification.  Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and (ii) any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.             Shares Available Under the Plan.

(a)          Maximum Shares Available.  Subject to Sections 4(b) and (c), and to adjustment as provided in Section 16, the number of Shares that may be the subject of Awards and issued under the Plan shall be 375,000, plus any Shares remaining available for future grants under the Prior Plan on the effective date of this Plan.  No further awards may be made under the Prior Plan after the effective date of this Plan.  All Shares authorized for grant under this Plan may be granted as Incentive Stock Options.  Shares issued under the Plan may come from authorized and unissued shares or treasury shares.  In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)           Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.

(2)           Shares that are subject to Full Value Awards shall be counted against the share reserve as 1.5 Shares for every one Share granted.

(3)           Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

(4)           Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(5)            Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(6)            Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)          Effect of Forfeitures and Other Actions.  Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below.  The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(c)         Counting Shares Again Available.  Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.

(d)         No Fractional Shares.  Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.  No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

(e)         Individual Option and SAR Limit.  The aggregate number of Shares subject to Option and/or Stock Appreciation Right Awards granted during any calendar year to any one Participant other than a Non-Employee Director shall not exceed 100,000 Shares (subject to adjustment as provided in Section 16).

(f)          Performance-Based Compensation Limit.  With respect to Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 100,000 Shares (subject to adjustment as provided in Section 16); and (ii) the maximum amount payable with respect to Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $750,000.

(g)         Limits on Awards to Non-Employee Directors.  The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) shall not exceed $100,000.

(h)         Effect of Plans Operated by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a).  Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

5.             Eligibility.  Participation in the Plan shall be limited to (i) Service Providers and (ii) any individual the Company desires to induce to become a Service Provider, so long as any such inducement grant is effective only upon such individual becoming a Service Provider.  The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees.

6.             General Terms of Awards.

(a)      Award Agreement.  Each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee.  An Award to a Participant may be made singly or in combination with any form of Award.

(b)        Vesting and Term.  Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable Performance Period.  Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a Performance Period shall be subject to a Performance Period of not less than one year. The foregoing minimum vesting and Performance Periods will not, however, apply in connection with: (i)  a Change in Control, (ii) a termination of Service due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a).  For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s stockholders to the date of the next annual meeting of the Company’s stockholders.

(c)        Transferability.  Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than to a Successor in the event of a Participant’s death.  Any attempted transfer in violation of this Section 6(c) shall be of no effect.  The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred or assigned pursuant to a divorce decree or a domestic relations order, and may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer.  Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee.  For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

(d)          Termination of  Service.  Unless otherwise provided in an Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1)           Upon termination of Service for Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited and terminated without consideration.

(2)           Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited and terminated without consideration.

(3)          Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised within three months of the date of such termination.  However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination

(4)           Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised within one year of the date of such termination.

(e)        Rights as Stockholder.  No Participant, Successor, or Transferee shall have any rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant, Successor, or Transferee becomes the holder of record of the Shares, if any, to which the Award relates.

(f)           Performance-Based Awards.  Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the Performance Period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award.  In connection with any such Award, the Committee shall determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned.  Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan.  Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a Performance Period and/or adjustments or waivers of the achievement of performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.

(g)      Dividends and Dividend Equivalents.  No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award.  Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate.  In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate.  The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents.  Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

7.             Restricted Stock Awards.

(a)          Vesting and Consideration.  Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion.  The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)         Shares Subject to Restricted Stock Awards.  Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant.  Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby.  Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions.  Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant (or a Successor or a Transferee as the case may be) in such manner as may be prescribed or permitted by the Committee.  Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

8.             Stock Unit Awards.

(a)          Vesting and Consideration.  A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion.  If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement.  The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)          Payment of Award.  Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

9.             Stock Option Awards.

(a)          Type and Exercise Price.  The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.  The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b)          Payment of Exercise Price.  The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise.  The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)          Exercisability and Expiration.  Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement.  No Option Award shall be exercisable more than seven years after its Grant Date.  In no event shall any Option Award be exercisable at any time after its scheduled expiration.  When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d)           No Reload Options.  Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

(e)           Incentive Stock Options.

(1)          An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of Option Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 (or such other limit as may be required by the Code to qualify the Option as an Incentive Stock Option).  To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Qualified Stock Option.

(2)            No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3)           For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract.  If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4)            If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5)            The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

10.           Stock Appreciation Right Awards.

(a)           Nature of Award.  An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares.  The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)          Exercise of SAR.  Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement; provided that no SAR Award shall be exercisable more than seven years after its Grant Date.  No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration.  When a SAR Award is no longer exercisable, it shall be deemed to have terminated.  Upon exercise of a SAR Award, payment to the Participant (or a Successor or Transferee) shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.  The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

11.         Other Stock-Based Awards.  The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan.  The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.  The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.           Change in Control.

(a)          Corporate Transactions.  Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1)          Continuation, Assumption or Replacement of Awards.  In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 16), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(a)(4) below.  A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards.  For purposes of this Section 12(a)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

(2)           Acceleration.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(a)(2) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction.  The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants.  The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(a)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

(3)        Payment for Awards.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(a)(3).   The Committee will not be required to treat all Awards similarly for purposes of this Section 12(a)(3).  The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award.  If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(a)(3) without payment of any kind to the affected Participant.  With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(a)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(a)(2).  Payment of any amount under this Section 12(a)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4)          Termination After a Corporate Transaction.  If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(a)(1), and if within two years after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 12(a)(2), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).

(b)           Other Change in Control.  If within two years after a Change in Control described in Section 2(g)(1) or 2(g)(2), a Participant experiences an involuntary termination of Service for reasons other than Cause, then outstanding Awards issued to the Participant shall be subject to accelerated vesting and exercisability in the same manner and to the same degree as provided in Section 12(a)(4).  In addition to the foregoing, the Committee may, in its discretion in connection with any Change in Control that is not a Corporate Transaction, take such other action as it deems appropriate with respect to outstanding Awards, which may include: (i)  providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 12(a)(3) or (ii) making such adjustments or modifications to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control.  The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

13.           Plan Participation and Service Provider Status.  Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally.  Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continuous Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.          Tax Withholding.  The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares.  In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, a Participant may elect to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.          Effective Date, Duration, Amendment and Termination of the Plan.

(a)            Effective Date.  The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i).  No Awards shall be made under the Plan prior to its effective date.

(b)            Duration of the Plan.  The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the date of stockholder approval of the Plan, whichever occurs first (the “Termination Date”).  Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.

(c)            Amendment and Termination of the Plan.  The Board may at any time terminate, suspend or amend the Plan.  The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed.  No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)           Amendment of Awards.  Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 18(i).

(e)            No Option or SAR Repricing.  Except as provided in Section 16, no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

16.          Adjustment for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 16 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

17.          Performance-Based Compensation.

(a)          Designation of Awards.  If the Committee determines at the time a Full Value Award is granted to a Participant who is then an executive officer of the Company that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 17 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b)          Compliance with Code Section 162(m).  If an Award is subject to this Section 17, then the grant of the Award, the vesting and lapse of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the Performance Measures specified in Section 2(bb).  The Committee will select the applicable Performance Measure(s) and specify the performance goal(s) based on those Performance Measures for any Performance Period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 17, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m).  In specifying the performance goals applicable to any Performance Period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles.  The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 16 to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation.  The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with an Award subject to this Section 17.  The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

18.          Other Provisions.

(a)         Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee.   To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)         Limits of Liability.  Any liability of the Company to any Participant or Successor or Transferee with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.  Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)         Compliance with Applicable Legal Requirements and Company Policies.  No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed.  During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction.  Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 18(i).

(d)          Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)           Governing Law.  To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)            Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)        Code Section 409A.  It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent.  The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law.  Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)         If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2)         If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death.  Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

(h)          Rule 16b-3.  It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3.  If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict.  To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)            Forfeiture and Compensation Recovery.

(1)           The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)          Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law.  Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

HMN FINANCIAL, INC.
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/hmnf
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 24, 2017. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 24, 2017. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

ATTENDING THE ANNUAL MEETING
If you plan to attend the Annual Meeting you will need to present:
- a valid picture identification (such as a driver's license or passport); and
- if you hold your shares in "street name" (through a broker or other nominee) a copy of a brokerage statement reflecting your stock ownership on March 1, 2017 (the record date)

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote "FOR" Each of the Nominees in Proposal 1, a Vote "FOR" Proposal 2, a Vote "FOR" Proposal 3, and a Vote "FOR" Proposal 4.

1. The election of three directors:

	FOR	AGAINST	ABSTAIN
01 Allen J. Berning	☐	☐	☐
02 Bernard R. Nigon	☐	☐	☐
03 Patricia S. Simmons	☐	☐	☐

2. Advisory vote to approve executive compensation	☐ For	☐ Against	☐ Abstain
3. Approval of the HMN Financial, Inc. 2017 Equity Incentive Plan	☐ For	☐ Against	☐ Abstain
4. Ratification of CliftonLarsonAllen LLP as our independent auditor for fiscal year 2017	☐ For	☐ Against	☐ Abstain

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.